EXHIBIT 21.1

Subsidiaries of Perot Systems Corporation
JURISDICTION OF
SUBSIDIARY	INCORPORATION

Advanced Receivables Strategy, Inc.	Delaware
Delphi Consulting Group LLC	Delaware
Eagle Delaware Corp.	Delaware
HPS Solutions Private Limited	India
Health Systems Design Corp.	California
Hospital Revenue Associates LLC	Delaware
Kay Software, Inc.	California
perot.com inc.	Delaware
Perot Systems A.G.	Switzerland
Perot Systems Asia Pacific Pte Ltd.	Singapore
Perot Systems BPS, LLC	Delaware
Perot Systems Business Process Solutions, Inc.	Texas
Perot Systems Business Process Solutions India Private Limited	India
Perot Systems B.V.	The Netherlands
Perot Systems (Canada) Corporation	Canada
Perot Systems Communication Services, Inc.	Delaware
Perot Systems Europe (Energy Services) Limited	England & Wales
Perot Systems Europe Limited	England & Wales
Perot Systems GmbH	Germany
Perot Systems FS Limited Partnership	Texas
Perot Systems Government Healthcare Solutions, Inc.	Delaware
Perot Systems Government Services, Inc.	Virginia
Perot Systems Government Solutions, Inc.	Delaware
Perot Systems Healthcare Services LLC	Delaware
Perot Systems Holdings Pte Ltd.	Singapore
Perot Systems Hong Kong Limited	Hong Kong
Perot Systems International BV	The Netherlands
Perot Systems Investments B.V.	The Netherlands
Perot Systems (Japan) Ltd.	Japan
Perot Systems Luxembourg S.a.r.l.	Luxembourg
Perot Systems México, S. de R.L. de C.V.	Mexico
Perot Systems Nederland BV	The Netherlands
Perot Systems S.A.S.	France
Perot Systems S.r.l.	Italy
Perot Systems TSI (America), Inc.	Delaware
Perot Systems TSI (Bermuda) Ltd.	Bermuda
Perot Systems TSI (Germany) GmbH	Germany
Perot Systems TSI (Hungary) Liquidity Management LLC	Hungary
Perot Systems TSI (India) Limited	India
Perot Systems TSI (Malaysia) Sdn.Bhd	Malaysia
Perot Systems TSI (Mauritius) Pvt. Ltd.	Mauritius
Perot Systems TSI (Middle East) FZ-LLC	Dubai-United Arab Emirates
Perot Systems TSI (Netherlands) B.V.	The Netherlands
Perot Systems TSI (Singapore) Pte. Ltd.	Singapore
Perot Systems TSI (Switzerland) GmbH	Switzerland
Perot Systems TSI (UK) Ltd.	England & Wales
Persys Ireland Limited	Republic of Ireland
Persys TSI (Ireland) Limited	Ireland
PrSM Corporation	Tennessee
PS BP Services LLC	Delaware
PS Connecticut, LLC	Delaware
PS Information Resource (Ireland) Limited	Republic of Ireland
PSC GP Corporation	Delaware
PSC Healthcare Software, Inc.	Delaware
PSC LP Corporation	Delaware
PSC Management Limited Partnership	Texas
PSC Security, Inc.	Delaware
Queequeg A.G.	Switzerland
Solutions Consulting LLC	Delaware
Technical Management, Inc.	Nebraska
The Technical Resource Connection, Inc.	Delaware
Third Party Administration Group, Inc.	Nebraska
Transaction Application Group, Inc.	Nebraska
TXZ Holding Company Limited	Bermuda
Vision Business Process Solutions, Inc.	Delaware